Exhibit 2

FUELCELL ENERGY, INC.

COMMON STOCK WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE WARRANT UNDER SUCH ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 10.

Warrant to Purchase up to 2,000,000 Shares

of Common Stock

This certifies that, for value received, NRG Energy Inc., a Delaware corporation, or its registered and permitted assigns (the “Holder”, “NRG”) is entitled, subject to the terms set forth herein, to purchase from FuelCell Energy, Inc., a Delaware corporation (the “Company”), up to 2,000,000 shares of the Common Stock (“Common Stock”) of the Company, as constituted on the date hereof (the “Warrant Issue Date”), at the Exercise Price. The Exercise Price and the number of shares of Common Stock issuable on exercise of this Warrant are subject to adjustment as provided below.  This Warrant is being issued to NRG on the date hereof and in connection with the Securities Purchase Agreement by and between NRG and the Company of even date herewith (the “Securities Purchase Agreement”).

1.             Definitions.

As used herein, the terms set forth below shall have the following meanings:

“Affiliate” with respect to any person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person, or an authorized dealer representing such person’s product line. For the purposes of this definition, “control” when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Change of Control” shall have the meaning specified in Section 2.

“Exercise Price” shall have the meaning specified in Section 4.

“Expiration Time” shall have the meaning specified in Section 2.

“Fundamental Transaction” shall have the meaning specified in Section 13.

“Shelf” shall have the meaning specified in Section 14.

2.             Term of Warrant.  Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time or from time to time, during the period (the “Term”) beginning on the Warrant Issue Date and ending at the earlier of (a) 5:00 p.m., Eastern Time, on July 30, 2017 and (b) the date of a Change of Control (as such term is defined below) (the earlier of such times, the “Expiration Time”) and shall be void thereafter.  The Company shall notify Holder of a Change of Control at least 5 business days prior to the date of such Change of Control.  A “Change of Control” shall mean the closing of any merger, consolidation or other transaction, or series of transactions pursuant to which, in the aggregate, 50% or more of the voting power of the outstanding capital stock of the Company, or all or substantially all of the assets of the Company, shall have been sold, leased, transferred, conveyed, licensed or otherwise disposed to any third party.

3.             Shares Subject to Purchase.  The number of shares of Common Stock which this Warrant entitles the Holder to purchase shall be 2,000,000 shares.

4.             Exercise Price.  The Exercise Price shall be $3.35 per share of Common Stock, as adjusted from time to time pursuant to Section 13 hereof.

5.             Exercise of Warrant.

(a)           Surrender and Payment.  The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the Term hereof as described in Section 2 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment of the Exercise Price in cash or by certified check, wire transfer or other payment means acceptable to the Company.

(b)           Effectiveness of Exercise.  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided herein, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within five (5) days thereafter, the Company, at its expense, shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

6.             No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value of one share of Common Stock multiplied by such fraction.

7.             Sales of Common Stock Upon Exercise.  For so long as NRG (or any Holder) holds shares of Common Stock issued upon exercise of this Warrant, NRG (and any Holder) agrees that they (in the aggregate) will not sell more than 10% of the three-month average daily trading volume (as measured on the day of such sale) of FCEL during any single trading day.

8.             Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

9.             Rights of Stockholders.  Subject to Section 5(b), the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

10.          Transfer of Warrant.

(a)           Warrant Register.  The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change such Holder’s address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b)           Warrant Agent.  The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 9(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

(c)           Limitations on Transfer.  This Warrant may not be transferred or assigned without the consent of the Company, provided that the Holder may assign this Warrant without consent to any Affiliate.  In no event may this Warrant be transferred or assigned without compliance with the Securities Act of 1933, as amended (the “Act”), and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the foregoing provisions, this Warrant may be transferred by the Holder executing an assignment in the form annexed hereto and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d)           Exchange of Warrant Upon a Transfer.  On surrender of this Warrant for exchange, properly endorsed on the Assignment Form appended hereto and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 10, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

11.          Reservation of Stock.  The Company covenants that during the Term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant.  The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, all as set forth herein, will be duly authorized, validly issued, fully paid and nonassessable and shall be free from all preemptive rights, taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).  The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

12.          Notices.

(a)           Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 13 hereof, the Company shall issue a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

(b)           In case:

(i)            the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(ii)           of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

(iii)          of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

(c)           All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the fifth business day following the date of such mailing.

13.          Adjustments.  The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

13.1         Merger, Sale of Assets, etc. (other than a Change of Control).  If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person (any such event, in (i), (ii) and (iii), a “Fundamental Transaction”), then, except in the case of a Change of Control which will be governed by Section 2, as a part of such Fundamental Transaction, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 13. The foregoing provisions of this Section 13.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.  For the sake of clarification, any Fundamental Transaction which also constitutes a Change of Control shall be governed by Section 2, and the provisions of this 13.1 shall not apply to such Change of Control transaction.

13.2         Reclassification, etc.  If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 13.

13.3         Split, Subdivision or Combination of Shares.  If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

13.4         Adjustments for Dividends in Stock or Other Securities or Property.  If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 13.

13.5         Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment pursuant to this Section 13, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

13.6         No Impairment.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 13 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

14.          The shares issued upon exercise of this Warrant shall be registered in accordance with NRG’s registration rights as set forth in the Securities Purchase Agreement.

15.          Obligations to Purchase Products.  Nothing contained in this Warrant shall be construed to obligate the Holder or any other person or entity to purchase Products from the Company or to procure or seek to procure any Qualifying Order.

16.          Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, FUELCELL ENERGY, INC. has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated as of: July 30, 2014

FUELCELL ENERGY, INC.

By:	/s/ Michael S. Bishop
Name: Michael S. Bishop
Title: Senior Vice President and CFO

NOTICE OF EXERCISE

To:                             FUELCELL ENERGY, INC.

(1)           The undersigned hereby elects to purchase                    shares of Common Stock of FuelCell Energy, Inc., pursuant to the provisions of Section 5(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2)           Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(3)           Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below.

(Name)

(Date)	(Signature)

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the Warrant with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint                                                Attorney to make such transfer on the books of FuelCell Energy, Inc., maintained for the purpose, with full power of substitution in the premises.

Dated:

Signature of Holder